EXHIBIT 3

FORM OF

SUB-ADVISORY AGREEMENT

EXCELSIOR PRIVATE MARKETS FUND II (MASTER), LLC

NEUBERGER BERMAN MANAGEMENT LLC

605 Third Avenue

New York, New York 10158-0006

NB Alternatives Advisers LLC

605 Third Avenue

New York, New York 10158-3698

Dear Sirs:

We have entered into an Investment Advisory Agreement with Excelsior Private Markets Fund II (Master), LLC (“Fund”) pursuant to which we are to act as investment adviser to such Fund. We hereby agree with you as follows:

1.	Subject to the supervision of the Fund’s Board of Managers (“Board”) and the Adviser, the Subadviser will provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including determination of the purchase, retention or sale of the securities or instruments, cash and other investments contained in the portfolio. The Subadviser will conduct investment research and conduct a continuous program of evaluation, investment, sales and reinvestment of the Fund’s assets by determining the securities and other investments that shall be purchased, entered into, sold, closed or exchanged for the Fund, when these transactions should be executed, and what portion of the Fund should be held in the various securities and other investments in which it may invest, and the Subadviser is hereby authorized to execute and perform such services on behalf of the Fund. The Subadviser will provide the services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s registration statement under the Investment Company Act of 1940 as amended (the “ICA”) or the Fund’s annual and semi-annual reports to shareholders, as delivered to the Subadviser from time to time. The Subadviser will also work with and assist the Adviser with any administrative functions that the Adviser is required to perform under the Investment Advisory Agreement.
2.	For the services rendered, the Adviser shall pay to the Sub-adviser a fee with respect to the Fund in an amount to be determined from time to time by the Adviser and the Sub-adviser but in no event in excess of the amount that the Adviser actually received for providing services to the Fund pursuant to the Advisory Agreement. Under this current Sub-Advisory Agreement, the Adviser shall pay to the Sub-Adviser 90% of the Advisory fee received from the Fund per annum. This amount will be payable on a monthly basis.

3.	As used in this Agreement, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a)(4) and 2(a)(42), respectively, of the ICA.
4.	This Agreement shall terminate automatically in the event of its assignment, or upon termination of the Investment Advisory Agreement between the Fund and the undersigned.

This agreement may be terminated at any time, without the payment of any penalty, by the Board of Managers of the Fund, or by a vote of a majority of the outstanding securities of the Fund or by the undersigned on not less than sixty days’ written notice addressed to you at your principal place of business; and (b) by you, without the payment of any penalty, on not less than thirty nor more than sixty days’ written notice addressed to you at your principal place of business.

This Agreement shall remain in full force and effect with respect to the Fund from the date hereof until __________________ unless sooner terminated as provided above) and from year to year thereafter only so long as its continuance is approved in the manner required by the Investment Company Act of 1940, as from time to time amended.

5.	The Subadviser will use its best efforts in the supervision and management of the investment activities of the Fund and in providing services hereunder, but in the absence of willful misconduct, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Subadviser, its directors, officers or employees and its affiliates, successors or other legal representatives (collectively, the “Affiliates’’) shall not be liable to the Fund for any error of judgment, for any mistake of law, for any act or omission by the Subadviser or any of the Affiliates or for any loss suffered by the Fund. Notwithstanding the foregoing, the Fund shall not be deemed to have waived any rights it may have against the Subadviser under federal or state securities laws.
6.	The Fund shall indemnify the Subadviser and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties with respect to the Fund, except those resulting from the willful misconduct, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties, and in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Managers who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys’ fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Subadviser agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event the Indemnified Person receives any such advance, the Indemnified Person shall reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the Indemnified Person was not entitled to indemnification under this Section 6.

Notwithstanding any of the foregoing to the contrary, the provisions of this Section 6 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal Securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 6 to the fullest extent permitted by law.

7.	The sole parties to this Agreement in its entirety are the Adviser and the Subadviser. The Fund is a limited party to this Agreement, as solely a party to the indemnification provision in Section 6 of this Agreement The parties to this Agreement do not intend for this Agreement to benefit any beneficial owner of interests in the Fund or to be enforceable by such beneficial owners.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclose counterpart hereof and return the same to us.

The foregoing is hereby accepted as of the date hereof.

Very truly yours,

NEUBERGER BERMAN MANAGEMENT LLC

By:
Title:

NB ALTERNATIVES ADVISERS LLC

By:
Title:

EXCELSIOR PRIVATE MARKETS FUND II (MASTER), LLC (solely as party to the indemnification in Section 6 of this Agreement)

By:
Title:

PROXY TABULATOR
P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call [1-800-690-6903]

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

PLEASE DO NOT VOTE USING MORE THAN ONE METHOD DO
NOT MAIL YOUR PROXY CARD IF YOU VOTE BY
INTERNET OR TELEPHONE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M83842-S29572 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

EXCELSIOR PRIVATE MARKETS FUND II (MASTER), LLC

Proposals – The Board of Managers recommends a vote FOR Proposals 1 and 2.
	For	Against	Abstain
1. Approval of New Advisory Agreement	☐	☐	☐
2. Approval of New Sub-Advisory Agreement	☐	☐	☐
	For	Withhold
3. Election of Managers
Virginia G. Breen	☐	☐	☐
Thomas F. McDevitt	☐	☐	☐
4. In their discretion, on such other business as may properly come before the Meeting or any adjournment or postponement thereof.

If this proxy is properly executed and received by the Fund prior to the Meeting, the units in the Fund represented hereby will be voted in the manner directed on this proxy card. If no directions are given, this proxy will be voted “FOR” Proposals 1, 2 and the election of Managers in Proposal 3.

If this proxy is properly executed and received by the Fund prior to the Meeting, the units in the Fund represented hereby will be voted in the manner directed on this proxy card. If no directions are given, this proxy will be voted “FOR” each Proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please date and sign exactly as name appears on this proxy card. Individuals, joint tenants and IRA investors, please sign exactly as name appears on this proxy card. With respect to entity investors, each person required to sign under the investor’s governing documents must sign. Executors, administrators, trustees, etc. should give their full title. If more than one authorized signatory is required, each signatory should sign. If units in the Fund are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Members, Proxy Statement, Annual Report and Semi-Annual Report are available at www.proxyvote.com.

M83843-S29572

EXCELSIOR PRIVATE MARKETS FUND II (MASTER), LLC

PROXY SOLICITED ON BEHALF OF THE

BOARD OF MANAGERS FOR THE

SPECIAL MEETING OF MEMBERS TO BE HELD ON AUGUST 6, 2015

The undersigned hereby appoints ____________ and ______________ as proxy, with full power to appoint one or more substitutes, and hereby authorizes each of them (with full power to act alone) to represent and to vote, as designated on the reverse side, the units in Excelsior Private Markets Fund II (TI), LLC (the “Fund”) held of record by the undersigned on June 29, 2015, at the Special Meeting (the “Meeting”) of Members of the Fund to be held at the offices of Bank of America, 225 Franklin Street, Boston, MA 02110 on August 6, 2015 at [11:00 a.m.] (Eastern Time) and at any and all adjournments and postponements thereof, with all the powers the undersigned would possess if personally present at such Meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the units in the Fund covered hereby. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as specified on the reverse side on the proposals set forth in the Proxy. I acknowledge receipt of the Notice of Special Meeting of Members and the Proxy Statement dated __________, 2015.

Only properly executed proxies received before the Meeting
will be voted at the Meeting or any adjournment or postponement thereof.